SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 29, 2014

AUXILLIUM ENERGY INC.

 (Exact name of Registrant as specified in its charter)

Nevada	333-165091	27-1368734
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

1065 Dobbs Ferry Road

White Plains, New York 10607

 (Address of principal executive offices) (Zip Code)

(647) 456-4002

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2014, Kathy Ann Martin was elected a director of the Registrant.  Mrs. Martin, age 42, will serve until our next annual meeting of shareholders.  Mrs. Martin holds a Bachelor's degree in Health Sciences from the University of Toronto in 1998 and has completed further academic studies in business management at Centennial College in 1999. Mrs. Martin has experience in working with the government, non-profit organizations and the private sector. She has previously worked in the Ontario Ministry of Housing and the Ontario Ministry of the Attorney General as an internal communications coordinator facilitating communications between different senior staff and government departments. In the non-profit sector, Mrs. Martin served as an administrator in the Canadian Orthopaedic Association from 1998-2000, where she dealt with such tasks as human resource management and external communication via community outreach and fundraiser activities. From 2002-2004 Mrs. Martin served as an administrator for ONTRAC Equipment, one of the largest distributors for John Deere in Ontario where she handled back office administration and accounts payable. From 2005-2012, Mrs. Martin was a freelance consultant specializing in human resources. Since 2013, Mrs. Martin has served as President/CEO of Peel Human Resources Consulting Inc.

The Registrant does not have any understandings with Mrs. Martin and is not compensating her for serving as a director.  Ms. Martin does not own any shares of the registrant.

ITEM 9.01  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auxillium Energy Inc.

(Registrant)

Date:

January 29, 2014

By:

/s/ Warmond Fang

Warmond Fang, Chief Executive Officer